UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 21, 2006
                        (Date of earliest event reported)


                             POWER TECHNOLOGY, INC.
                             ----------------------
        (Exact name of small Business Issuer as specified in its charter)


            NEVADA                                        88-0395816
            ------                                       ------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                                                           541710
                                                           ------
                                                (Primary Standard Industrial
                                                    Classification Code)

      109 North Post Oak, Suite 422
             Houston, Texas                                  77024
             --------------                                  -----
(Address of principle executive offices)                  (Zip Code)


                                 (713) 621-4310
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 21, 2006, we executed a Secured Convertible Debenture with Cornell Capital Partners, L.P. ("Cornell") in the amount of $550,000 (the "Debenture"). The Debenture was part of the Securities Purchase Agreement with Cornell dated December 30, 2005 (the "Purchase Agreement"), which provided for the sale of a total of $1,630,580 in redeemable secured convertible debentures (the "Debentures") and stock purchase warrants to purchase 20,904,875 shares of our common stock (the "Warrants") which was previously reported on our Form 8-K dated December 30, 2005.

      The execution of the Debenture and the receipt by us of the proceeds of the Debenture represented the final payment obligation of Cornell under the Purchase Agreement to provide $550,000 within two business days before the filing date of a registration statement registering shares of our common stock underlying the Debentures and Warrants. We filed the required Registration Statement on February 22, 2006.

      The Debenture bears interest at 10% per annum, matures two years from the date of issuance, and is convertible into our common stock, at Cornell's option, at a price equal to the lesser of one hundred twenty percent (120%) of the closing bid price of our common stock on February 21, 2006 (the "Fixed Conversion Price"), or eighty percent (80%) of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion rate as quoted by Bloomberg, LP.

      We may prepay the Debenture upon a three day written notice if no event of default exists and, there are a sufficient number of shares available for conversion of the Debenture provided that the closing bid price is less than the Fixed Conversion Price at the time of the Redemption Notice. The full principal amount of the Debenture is due upon default under the terms of the Debenture. In addition, we have granted Cornell a security interest in substantially all of our assets and intellectual property.

      Cornell has contractually agreed to restrict its ability to convert any of the Debentures or exercise the Warrants and receive shares of our common stock if the number of shares of our common stock held by Cornell and its affiliates after such conversion or exercise exceeds 4.99% of our then issued and outstanding shares of common stock.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      The sale of the Debenture described in Item 1.01 was made effective February 21, 2006. However, as previously disclosed in our Form 8-K filing on December 30, 2005, we became obligated to borrow and to pay $1,630,580 in face amount of Debentures issued to Cornell as effective December 30, 2005 (which amount includes the funds received by us pursuant to the Debenture). The Debentures are a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

      The Debenture issued to Cornell under the Agreement were offered and sold to Cornell in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933. Cornell is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit 10.1 Secured Convertible Debenture in the principal amount of $550,000 dated February 21, 2006.



                                       POWER TECHNOLOGY, INC.
Date:  February 24, 2006
                                       By: /s/ Bernard J. Walter
                                           -------------------------------------
                                           Bernard J. Walter
                                           Chief Executive Officer and President